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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (File Nos. 333-192132 and 333-202009) and S-8 (File Nos. 333-82292, 333-131656, 333-148682, 333-159938, 333-168786, 333-182821, 333-190435 and 333-197873) of AMAG Pharmaceuticals, Inc. of our report dated February 17, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts February 17, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm